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                                                                    Exhibit 23.2

(AM & G(SM) LOGO)
ALTSCHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants and Consultants

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use of our report dated January 31, 2006 of the audit of the financial statements of Sirius Laboratories, Inc. for the year ended December 31, 2005, in an SEC Form 8-K for DUSA Pharmaceuticals, Inc. related to the merger between DUSA and Sirius Laboratories to be filed on March 14, 2006.

/S/ ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois
March 13, 2006